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                                                                    Exhibit 23.3


             CONSENT OF WEINGARTEN, SCHURGIN, GAGNEBIN & HAYES LLP

     We hereby consent to the reference to our firm as it appears in this Registration Statement, including the prospectus constituting a part hereof and any amendments thereof.



/s/ Weingarten, Schurgin, Gagnebin & Hayes LLP
    ------------------------------------------
    Weingarten, Schurgin, Gagnebin & Hayes LLP



Dated: March 28, 2000